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                                                                       EXHIBIT 1

                                     FORM 19
                                  (SECTION 348)
                          PROVINCE OF BRITISH COLUMBIA

                                                  Certificate of Inc. No. 186138

                                   COMPANY ACT
                                   -----------

                               SPECIAL RESOLUTION

         The following special resolution was passed by the undermentioned Company on the date stated:

NAME OF COMPANY:                            ALASKA APOLLO RESOURCES INC.

DATE RESOLUTION PASSED:                     JUNE 22, 1998

RESOLUTION:

RESOLVED AS SPECIAL RESOLUTIONS THAT:

1. The Memorandum of the Company be altered by changing the name of the Company to "Daugherty Resources, Inc."

2.       Paragraph 1 of the Memorandum be altered to read as follows:

         "1.      The name of the Company is Daugherty Resources, Inc."

3. The Memorandum of the Company be altered so that the authorized capital of the Company which presently consists of 20,000,000 common shares without par value, of which 10,141,331 are issued, be increased to 50,000,000 common shares without par value of which 10,141,331 will be issued.

4. The Memorandum of the Company be altered so that the authorized capital of the Company be increased by creating 6,000,000 preferred shares without par value.

5. There be created special rights and restrictions attached to the common shares and the preferred shares as set forth in the schedule attached to these resolutions.

6. The Articles of the Company be amended by adding thereto Part 23 as set forth in the schedule attached to these resolutions.

7. The Company consolidate all of the 50,000,000 common shares without par value of which 10,141,331 common shares are issued and outstanding, into 10,000,000 common shares without par value, of which 2,028,266.2 common shares will be issued and outstanding every five (5) common shares without par value being consolidated into one (1) common share.

8.       Paragraph 2 of the Memorandum be altered to read as follows:

         "2. The authorized capital of the Company consists of 16,000,000 shares divided into:

                           10,000,000 common shares without par value; and 6,000,000 preferred shares without par value having attached thereto the special rights and restrictions set forth in the Articles of the Company."

The Memorandum, as altered, is attached hereto as Schedule "A".



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Certified a true copy the 22nd day of June, 1998.



                                        (Signature)  /s/ Ronald G. Paton
                                                   -----------------------------
                                        (Relationship to Company) Solicitor


FILED JUNE 24, 1998


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        SCHEDULE "A" ATTACHED TO AND FORMING PART OF A SPECIAL RESOLUTION
      OF ALASKA APOLLO RESOURCES INC. PASSED ON THE 22ND DAY OF JUNE, 1998.

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                                   COMPANY ACT
                                   -----------


                               ALTERED MEMORANDUM


         1.       The name of the Company is Daugherty Resources, Inc.

         2. The authorized capital of the Company consists of 16,000,000 shares divided into:

                           10,000,000 common shares without par value; and 6,000,000 preferred shares without par value having attached thereto the special rights and restrictions set forth in the Articles of the Company.




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                                  SCHEDULE "B"

                    PART 23 - SPECIAL RIGHTS AND RESTRICTIONS

23.1 The preferred shares in the capital of the Company shall have the following special rights and restrictions attached thereto:

         (a) Preferred shares may be issued for such consideration and for such corporate purposes as the board of directors may from time to time determine. No shareholder of the Company shall by reason of his holding shares of any class have any preemptive or preferential right to purchase or subscribe to any shares of any class of the Company now or hereafter to be authorized or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase share of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or to the securities would adversely affect dividend or voting rights of such shareholder, other than such rights, if any, as the board of directors in its discretion may fix; and the board of directors may issue shares of any class of the Company, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing shareholders of any class.

         (b) The preferred shares may be issued from time to time in one or more series. Initially the preferred shares will be authorized as a single series, but may be expanded to include additional series pursuant to proper shareholder approval. The preferred shares may be converted into common shares of the Company at the election of the holder thereof at any time within two years of the date of issue of the preferred shares, on a share for share basis. The preferred shares may be converted into common shares by the Company at any time within two years of the date of issue of the preferred shares, on a share for share basis, if the following conditions are met: (i) the last sales price per share of common shares, as noted on the Company's principal trading exchange, equals or exceeds US$2.00 for at least 20 consecutive days, and (ii) proper notice of conversion is given to the Company by the holder no sooner than one day after, and no later than 10 days after the expiration of the referenced 20 consecutive trading day period. Any preferred shares not converted by the Company or the holder before the second anniversary of its issue shall be automatically converted by the Company into common shares on a share for share basis on the second anniversary of issue. Any preferred shares converted automatically by the Company on the second anniversary of issue, shall receive a conversion bonus of common shares equal to 12 percent of the number of preferred shares which remain unconverted on the second anniversary date. Any preferred shares converted by the Company prior to the second anniversary date shall receive a conversion bonus of common shares equal to 0.5 percent per month of the number of preferred shares which are converted, times the total number of months elapsed from the date of issuance of the preferred shares to the date of conversion.

         (c) The holders of the preferred shares of each series shall be entitled to receive non-cumulative, ordinary dividends prior and in preference to the common shares, when and as properly declared by the board of directors of the Company, out of any funds legally available therefore.

         (d) In the event of any liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of the common shares or any other class of shares of the Company ranking junior to the preferred shares in respect of dividends or distribution of assets on liquidation, the holders of the preferred shares of the respective series shall be entitled to be paid in full the respective amounts fixed for such series, plus in each case a sum equal to accrued and unpaid dividends thereon to the date of payment thereof. After such payment shall have been made in full to the holders of the preferred shares, the remaining assets and funds of the Company shall be distributed among the holders of the shares of the Company ranking junior to the preferred shares according to their respective rights, in the event that the assets of the Company available for distribution to holders of the preferred shares shall not be sufficient to make the payment herein required to be made in full, such assets shall be distributed to the holders of the respective preferred shares pro rata in proportion to the amounts payable hereunder upon each share thereof.

         (e) Except as otherwise provided in this Article or in any resolution of the board of directors providing for the issuance of any particular series of the preferred shares, preferred shares redeemed or otherwise retired by the Company shall assume the status of authorized but unissued preferred shares and may thereafter, subject to the provisions of this Article and of any restrictions contained in any resolution of the board of directors providing for the issuance of any particular series of the preferred shares, be reissued in the same manner as other authorized but unissued shares.


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         (f) So long as any preferred shares of any series are outstanding (i)
the Company shall not, without the consent of the holders of at least three-quarters of the number of preferred shares at the time outstanding, given in person or by proxy, either in writing or by vote at an extraordinary general meeting, amend, alter or repeal any of the provisions of this Article (other than provisions relating exclusively to the preferred shares of a particular series) so as to affect adversely the rights, powers or preferences of the preferred shares, and shall not, without the consent of the holders of at least three-quarters of the number of preferred shares of such series at the time outstanding, given in person or by proxy, either in writing or by a vote at an extraordinary general meeting, amend, alter or repeal any of the provisions of this Article or of any resolution or resolutions relating exclusively to the preferred shares of such series, so as to affect adversely the rights, powers or preferences of the preferred shares of such series; (ii) the Company shall not, without the consent of the holders of at least three-quarters of the number of preferred shares at the time outstanding, given in person or by proxy, either in writing or by vote at an extraordinary general meeting, create or authorize any additional class of shares ranking prior to the preferred shares in respect of dividends or distribution of assets on liquidation or increase the authorized amount of any additional class of shares ranking prior to the preferred shares in respect of dividends or distribution of assets on liquidation, or create or authorize any obligation or security convertible into or evidencing the right to purchase shares of any additional class ranking prior to the preferred shares in respect of dividends or distribution of assets on liquidation; and (iii) the Company shall not, withhold the consent of the holders of at least three-quarters of the number of preferred shares at the time outstanding, given in person or by proxy, either in writing or by vote at an extraordinary general meeting, create or authorize any class of shares ranking on a parity with the preferred shares in respect of dividends or distributions of assets on liquidation, or increase the authorized amount of the preferred shares or of any class of shares ranking on a parity with the preferred shares in respect of dividends or distribution of assets on liquidation, or create or authorize any obligation or security convertible into or evidencing the right to purchase shares of any class ranking on a parity with the preferred shares in respect of dividends or distribution of assets on liquidation. Any action specified in this Paragraph (f) as requiring the consent of the holders of at least a specified proportion of the number of preferred shares or of any particular series thereof at the time outstanding or represented at a meeting may be taken with such consent and with such additional vote or consent, if any, of the shareholders as may be from time to time required by these Articles, as amended from time to time, or by law.

         (g) Except as otherwise provided herein or by law, the holders of preferred shares shall not be entitled to vote on any matter involving the Company.

23.2 The common shares in the capital of the Company shall have the following special rights and restrictions attached thereto:

         (a) Subject to the prior and superior rights of the preferred shares with respect to which any such prior and superior rights are provided in this Article or by the board of directors as herein authorized, and on the conditions set forth in the foregoing part of these Articles pertaining to the preferred shares or in any resolution of the board of directors providing for the issuance of any particular series of preferred shares, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the board of directors may be declared and paid on the common shares from time to time out of any funds legally available therefor.

         (b) Each holder of common shares shall be entitled to one vote for each common share held and, except as otherwise provided herein or by law, the common shares and any preferred shares having voting rights shall vote together as a class. At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of common shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. It is expressly prohibited for any shareholder to cumulate his votes in any election of directors.

         (c) After payment shall have been made in full to the holders of preferred shares in the event of any liquidation, dissolution or winding up of the affairs of the Company, the remaining assets and funds of the Company shall be distributed among the holders of the common shares according to their respective shareholdings.


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                                     FORM 19
                                  (SECTION 348)
                          PROVINCE OF BRITISH COLUMBIA

                                                  Certificate of Inc. No. 186138

                                   COMPANY ACT
                                   -----------

                               SPECIAL RESOLUTION

         The following special resolution was passed by the undermentioned Company on the date stated:

NAME OF COMPANY:                            ALASKA APOLLO RESOURCES INC.

DATE RESOLUTION PASSED:                     JUNE 22, 1998

RESOLUTION:

RESOLVED AS SPECIAL RESOLUTIONS THAT:

1. The Company consolidate all of the 6,000,000 preferred shares without par value of which none are issued and outstanding, into 1,200,000 preferred shares without par value, every five (5) preferred shares without par value being consolidated into one (1) preferred share.

2.       Paragraph 2 of the Memorandum be altered to read as follows:

         "2. The authorized capital of the Company consists of 11,200,000 shares divided into:

                  10,000,000 common shares without par value; and 1,200,000 preferred shares without par value having attached thereto the special rights and restrictions set forth in the Articles of the Company"

The Memorandum, as altered, is attached hereto as Schedule "A".

Certified a true copy the 25nd day of June, 1998.



                                          (Signature)  /s/ Ronald G. Paton
                                                     ---------------------------
                                          (Relationship to Company) Solicitor

FILED JUNE 25, 1998



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        SCHEDULE "A" ATTACHED TO AND FORMING PART OF A SPECIAL RESOLUTION
      OF ALASKA APOLLO RESOURCES INC. PASSED ON THE 22ND DAY OF JUNE, 1998.

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                                   COMPANY ACT
                                   -----------


                               ALTERED MEMORANDUM


         1.       The name of the Company is Daugherty Resources, Inc.

         2. The authorized capital of the Company consists of 11,200,000 shares divided into:

                           10,000,000 common shares without par value; and 1,200,000 preferred shares without par value having attached hereto the special rights and restrictions set forth in the Articles of the Company.